Exhibit 10.1
EXECUTION COPY

AMENDMENT NO. 4
Dated as of April 16, 2024
to
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of June 29, 2022
THIS AMENDMENT NO. 4 (this “Amendment”) is made as of the date hereof by and among TREDEGAR CORPORATION, a Virginia corporation (the “Borrower”), the other Loan Parties, the financial institutions listed on the signature pages hereof and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent’), under that certain Second Amended and Restated Credit Agreement dated as of June 29, 2022 by and among the Borrower, the Lenders from time to time party thereto and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Amended Credit Agreement (as defined below).
WHEREAS, the Borrower has requested that the requisite Lenders and the Administrative Agent agree to make certain amendments to the Credit Agreement; and
WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.
1.Amendment to the Credit Agreement. The parties hereto agree that, effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement (including the Exhibits and Schedules thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement (including the Exhibits and Schedules thereto) attached as Annex A hereto (the Credit Agreement as so amended, the “Amended Credit Agreement”).
2.Conditions of Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:
a.The Administrative Agent (or its counsel) shall have received counterparts of this Amendment duly executed by the Borrower, the Subsidiary Guarantors, each Lender and the Administrative Agent.
b.The Administrative Agent shall have received (i) for the account of each Lender that delivers its executed signature page to this Amendment by no later than the date and time specified by the Administrative Agent, a consent fee in an amount equal to the amount previously disclosed to the Lenders and (ii) payment of the Administrative Agent’s and its affiliates’ fees and reasonable and documented out-of-pocket expenses (including reasonable fees, charges and expenses of counsel for the Administrative Agent) in connection with this Amendment and the other Loan Documents to the extent provided for in Section 9.03 of the Amended Credit Agreement.
3.Representations and Warranties of the Loan Parties. Each Loan Party hereby represents and warrants as follows:
a.This Amendment and the Amended Credit Agreement have been duly authorized by all requisite organizational action and, if required, stockholder action, and this Amendment has been duly executed and delivered by each of the Loan Parties party hereto.
b.This Amendment and the Amended Credit Agreement constitute legal, valid and binding obligations of each of the Loan Parties party hereto, enforceable against each of the Loan Parties in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditor’s rights generally.
c.As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default has occurred and is continuing and (ii) the representations and warranties of the Loan Parties set forth in the Amended Credit Agreement are true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date.
4.Reference to and Effect on the Credit Agreement.
a.Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Amended Credit Agreement.
b.Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
c.The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the other Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.
d.This Amendment is a Loan Document.
5.Reaffirmation. Each Loan Party reaffirms the terms and conditions of the Subsidiary Guaranty and any other Loan Document executed by it and acknowledges and agrees that such Subsidiary Guaranty and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed.
6.Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.
7.Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
8.Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

TREDEGAR CORPORATION,
as the Borrower

By:	/s/ D. Andrew Edwards
Name:	D. Andrew Edwards
Title:	Executive Vice President and Chief Financial Officer
TREDEGAR PERFORMANCE FILMS INC., as a Subsidiary Guarantor

By:	/s/ D. Andrew Edwards
Name:	D. Andrew Edwards
Title:	Vice President
TERPHANE HOLDINGS LLC, as a Subsidiary Guarantor

By:	/s/ D. Andrew Edwards
Name:	D. Andrew Edwards
Title:	Vice President
BONNELL ALUMINUM, INC., as a Subsidiary Guarantor

By:	/s/ D. Andrew Edwards
Name:	D. Andrew Edwards
Title:	Vice President
BONNELL ALUMINUM (NILES), LLC, as a Subsidiary Guarantor

By:	/s/ D. Andrew Edwards
Name:	D. Andrew Edwards
Title:	Vice President

Signature page to Amendment No. 4 to
Second Amended and Restated Credit Agreement dated as of June 29, 2022
Tredegar Corporation

BONNELL ALUMINUM (CORPORATE), INC., as a Subsidiary Guarantor

By:	/s/ D. Andrew Edwards
Name:	D. Andrew Edwards
Title:	Vice President
BONNELL ALUMINUM (CLEARFIELD), INC., as a Subsidiary Guarantor

By:	/s/ D. Andrew Edwards
Name:	D. Andrew Edwards
Title:	Vice President
TREDEGAR SURFACE PROTECTION, LLC, as a Subsidiary Guarantor

By:	/s/ D. Andrew Edwards
Name:	D. Andrew Edwards
Title:	Vice President
TREDEGAR FAR EAST CORPORATION, as a Subsidiary Guarantor

By:	/s/ D. Andrew Edwards
Name:	D. Andrew Edwards
Title:	President
TREDEGAR FILM PRODUCTS (LATIN AMERICA), INC., as a Subsidiary Guarantor

By:	/s/ D. Andrew Edwards
Name:	D. Andrew Edwards
Title:	President

Signature page to Amendment No. 4 to
Second Amended and Restated Credit Agreement dated as of June 29, 2022
Tredegar Corporation

TAC HOLDINGS, LLC, as a Subsidiary Guarantor

By:	/s/ D. Andrew Edwards
Name:	D. Andrew Edwards
Title:	Vice President
BONNELL ALUMINUM (ELKHART), INC., as a Subsidiary Guarantor

By:	/s/ D. Andrew Edwards
Name:	D. Andrew Edwards
Title:	Vice President

Signature page to Amendment No. 4 to
Second Amended and Restated Credit Agreement dated as of June 29, 2022
Tredegar Corporation

JPMORGAN CHASE BANK, N.A.,
individually as a Lender and as Administrative Agent

By:	/s/ Michael Mastronikolas
Name:	Michael Mastronikolas
Title:	Vice President

Signature page to Amendment No. 4 to
Second Amended and Restated Credit Agreement dated as of June 29, 2022
Tredegar Corporation

CITIZENS BANK, N.A.,
as a Lender

By:	/s/ Jeffery Siatti
Name:	Jeffery Siatti
Title:	Vice President

Signature page to Amendment No. 4 to
Second Amended and Restated Credit Agreement dated as of June 29, 2022
Tredegar Corporation

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Steven Chambers
Name:	Steven Chambers
Title:	Senior Vice President

Signature page to Amendment No. 4 to
Second Amended and Restated Credit Agreement dated as of June 29, 2022
Tredegar Corporation

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Felicia Kadime-Johnson
Name:	Felicia Kadime-Johnson
Title:	Vice President

Signature page to Amendment No. 4 to
Second Amended and Restated Credit Agreement dated as of June 29, 2022
Tredegar Corporation

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Nancy A. Old
Name:	Nancy A. Old
Title:	Senior Vice President

Signature page to Amendment No. 4 to
Second Amended and Restated Credit Agreement dated as of June 29, 2022
Tredegar Corporation

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Katherine A. Marcotte
Name:	Katherine A. Marcotte
Title:	Director

Signature page to Amendment No. 4 to
Second Amended and Restated Credit Agreement dated as of June 29, 2022
Tredegar Corporation

CITIBANK, N.A.,
as a Lender

By:	/s/ Andrew Stella
Name:	Andrew Stella
Title:	Vice President

Signature page to Amendment No. 4 to
Second Amended and Restated Credit Agreement dated as of June 29, 2022
Tredegar Corporation

FIRST HORIZON BANK,
as a Lender

By:	/s/ Sydney R. Gibbs, Jr
Name:	Sydney R. Gibbs, Jr
Title:	Senior Vice President

Signature page to Amendment No. 4 to
Second Amended and Restated Credit Agreement dated as of June 29, 2022
Tredegar Corporation

THE HUNTINGTON NATIONAL BANK,
as a Lender

By:	/s/ Joseph Aardema
Name:	Joseph Aardema
Title:	Vice President

Signature page to Amendment No. 4 to
Second Amended and Restated Credit Agreement dated as of June 29, 2022
Tredegar Corporation

ANNEX A

SECOND AMENDED AND RESTATED CREDIT AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of June 29, 2022 among TREDEGAR CORPORATION, the other LOAN PARTIES from time to time party hereto, the LENDERS from time to time party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, CITIZENS BANK, N.A. and PNC BANK, NATIONAL ASSOCIATION, as Co-Syndication Agents and BANK OF AMERICA, N.A., U.S. BANK NATIONAL ASSOCIATION and WELLS FARGO BANK, NATIONAL ASSOCIAITION, as Co-Documentation Agents.
WHEREAS, the Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent thereunder, are currently party to the Credit Agreement, dated as of June 28, 2019 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, the Borrower, the Lenders, the Departing Lenders (as hereafter defined) and the Administrative Agent have agreed (a) to enter into this Agreement in order to (i) amend and restate the Existing Credit Agreement in its entirety; (ii) modify and re-evidence the “Secured Obligations” under, and as defined in, the Existing Credit Agreement, which shall be repayable in accordance with the terms of this Agreement; and (iii) set forth the terms and conditions under which the Lenders will, from time to time, make loans and extend other financial accommodations to or for the benefit of the Borrower and (b) that each Departing Lender shall cease to be a party to the Existing Credit Agreement as evidenced by its execution and delivery of its Departing Lender Signature Page;
WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement or be deemed to evidence or constitute full repayment of such obligations and liabilities, but that this Agreement amend and restate in its entirety the Existing Credit Agreement and modify and re-evidence the obligations and liabilities of the Borrower and the other Loan Parties outstanding thereunder, which shall be payable in accordance with the terms hereof; and

WHEREAS, it is also the intent of the Borrower and the Subsidiary Guarantors to confirm that all obligations under the “Loan Documents” (as referred to and defined in the Existing Credit Agreement) shall continue in full force and effect as modified and/or restated by the Loan Documents (as referred to and defined herein) and that, from and after the Effective Date, all references to the “Credit Agreement” contained in any such existing “Loan Documents” shall be deemed to refer to this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree that the Existing Credit Agreement is hereby amended and restated as follows:
ARTICLE I

Definitions

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABL Adjustment Date” means the date that is the earlier of (x) ~~March 31~~September 30, 2025 and (y) the date the Borrower receives the proceeds of the Terphane Sale.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent-Related Person” has the meaning assigned to such term in Section 9.03(c).

“Aggregate Commitment” means the aggregate of the Commitments of all of the Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof. The Aggregate Commitment as of the Amendment No. 3 Effective Date is $180,000,000. On the ABL Adjustment Date, the Aggregate Commitment shall automatically be reduced to $125,000,000.

“Aggregate Revolving Exposure” means, at any time, the aggregate Revolving Exposure of all the Lenders at such time.

“Agreed Currencies” means (i) Dollars, (ii) euro, (iii) Pounds Sterling, (iv) Swiss Francs, (x) Japanese Yen and (vi) any other currency (other than Dollars) (x) that is a lawful currency that is readily available and freely transferable and convertible into Dollars and (y) that is agreed to by the Administrative Agent and each of the Lenders.
“Agreement” has the meaning assigned to such term in the introductory paragraph.
“ALTA” means the American Land Title Association.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Amendment No. 2 Effective Date” means August 3, 2023.
“Amendment No. 3 Effective Date” means December 27, 2023.
“Amendment No. 4 Effective Date” means April 16, 2024.
“Ancillary Document” has the meaning assigned to such term in Section 9.06.

“Collateral Access Agreement” has the meaning assigned to such term in the Security Agreement.

“Collateral Documents” means, collectively, the Security Agreement, the Mortgages, the Blocked Account Agreements and all other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, mortgages, deeds of trust, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether heretofore, now, or hereafter executed by the Borrower or any of its Subsidiaries and delivered to the Administrative Agent.

“Collection Account” has the meaning assigned to such term in the Security Agreement.

“Commitment” means, with respect to each Lender, (i) the amount set forth on Schedule 2.01A opposite such Lender’s name under the heading “Commitment”, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) contemplated hereby pursuant to which such Lender shall have assumed its Commitment, as applicable, and giving effect to (a) any reduction in such amount from time to time pursuant to Section 2.09, (b) any increase from time to time pursuant to Section 2.20 and (c) any reduction or increase in such amount from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04, together with (ii) the commitment of such Lender to acquire participations in Protective Advances hereunder; provided that at no time shall the Revolving Exposure of any Lender exceed its Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Commonly Controlled Entity” means an entity, whether or not incorporated, which is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 8.03(c), including through an Approved Electronic Platform.
“Competitor” means any Person who is engaged, as a significant part of its activities, in the business of manufacturing and distribution of specialty plastic films or aluminum extrusion products and which have been specifically identified by the Borrower to the Administrative Agent in writing prior to the Effective Date; provided that, the Borrower, by notice to the Administrative Agent after the Effective Date, shall be permitted to supplement from time to time in writing by name the list of Persons that are Competitors to the extent that the Persons added by such supplements are direct competitors of the Borrower or its Subsidiaries, and each such supplement shall become effective five (5) Business Days after delivery thereof to the Administrative Agent in accordance with Section 9.01, but which shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans (but solely with respect to such Loans). It is understood and agreed that (i) the Administrative Agent shall have no responsibility or liability to determine or monitor whether any Lender or potential Lender is a Competitor, (ii) the Borrower’s failure to deliver such list (or supplement thereto) in accordance with Section 9.01 shall render such list (or supplement) not received and not determination is being made, owned, controlled or held, or (b) which is, at the time any determination is made, otherwise Controlled, by the parent and/or one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Guarantor” means each Material Domestic Subsidiary that is party to this Agreement, or hereafter becomes party to this Agreement pursuant to a Joinder Agreement, and each of their respective successors and assigns. The Subsidiary Guarantors on the Effective Date are identified as such in Schedule 3.07 hereto.
“Subsidiary Guaranty” means the Loan Guaranty.

“Supermajority Revolving Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Revolving Exposures and unused Commitments representing at least 66 2/3% of the sum of the Aggregate Revolving Exposure and unused Commitments at such time.

“Supported QFC” has the meaning assigned to it in Section 9.19.

“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swap Obligations” means any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with a Lender or an Affiliate of a Lender, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means JPMCB (or any of its designated branch offices or affiliates), in its capacity as lender of Swingline Loans hereunder. Any consent required of the Administrative Agent or an Issuing Bank shall be deemed to be required of the Swingline Lender and any consent given by JPMCB in its capacity as Administrative Agent or Issuing Bank shall be deemed given by JPMCB in its capacity as Swingline Lender.
“Swingline Loan” has the meaning assigned to such term in Section 2.05(a).

“Swiss Francs” or “CHF” means the lawful currency of Switzerland.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“Unfinanced Capital Expenditures” means, for any period, Capital Expenditures made during such period which are not financed from the proceeds of any Indebtedness (other than the Revolving Loans; it being understood and agreed that, to the extent any Capital Expenditures are financed with Revolving Loans, such Capital Expenditures shall be deemed Unfinanced Capital Expenditures).

“Unfunded Commitment” means, with respect to each Lender, the Commitment of such Lender less its Revolving Exposure.

“United States” or “U.S.” mean the United States of America.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.19.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).
“Weekly Reporting Period” means (a) the period of time commencing the first week following the Amendment No. 4 Effective Date and ending on the ABL Adjustment Date and (b) following the ABL Adjustment Date, upon the request of the Administrative Agent, from and after the date on which Availability is less than 20% of the Aggregate Commitment and until such subsequent date, if any, on which Availability is greater than 20% of the Aggregate Commitment for a period of thirty (30) consecutive calendar days.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan” or an “RFR Loan”) or by Class and Type (e.g., a “Term Benchmark

account of the Administrative Agent as the Administrative Agent may designate, not later than 3:00 p.m., New York City time, on such Settlement Date. Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.02 have then been satisfied. Such amounts transferred to the Administrative Agent shall be applied against the amounts of the Swingline Lender’s Swingline Loans and, together with Swingline Lender’s Applicable Percentage of such Swingline Loan, shall constitute Revolving Loans of such Lenders, respectively. If any such amount is not transferred to the Administrative Agent by any Lender on such Settlement Date, the Swingline Lender shall be entitled to recover from such Lender on demand such amount, together with interest thereon, as specified in Section 2.07.

(e)    [reserved]

(f)    The Swingline Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Swingline Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.13(a). From and after the effective date of any such replacement, (i) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (ii) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.

(g)    Subject to the appointment and acceptance of a successor Swingline Lender, the Swingline Lender may resign as a Swingline Lender at any time upon thirty (30) days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such Swingline Lender shall be replaced in accordance with Section 2.05(f) above.

(h)    Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrower and the Lenders, from time to time (but shall have absolutely no obligation to), to make Loans to the Borrower, on behalf of all Lenders, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Borrower pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents (any of such Loans are herein referred to as “Protective Advances”); provided that, the aggregate amount of Protective Advances outstanding at any time shall not exceed 5% of the Line Cap; provided further that, the Aggregate Revolving Exposure after giving effect to the Protective Advances being made shall not exceed the Aggregate Commitment. Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. The Protective Advances shall be secured by the Liens in favor of the Administrative Agent in and to the Collateral and shall constitute Obligations hereunder. All Protective Advances shall be ABR Borrowings. The making of a Protective Advance on any one occasion shall not obligate the Administrative Agent to make any Protective Advance on any other occasion. The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by 100% of the Lenders (other than JPMCB and any Defaulting Lender). Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. At any time that there is sufficient Availability and the conditions precedent set forth in Section respect) to the effect that such statements fairly present the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP;

(b)    within forty–five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year, its consolidated balance sheets and related statements of income and cash flows, showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the related results of operations and cash flows during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of the Borrower’s Financial Officers as fairly presenting the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments;

(c)    commencing with the month ending December 31, 2023, within twenty (20) days (or twenty-five (25) days, in respect of the months ending December 31, 2023, January 31, 2024 and February 29, 2024) after the end of each fiscal month of the Borrower, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of the Borrower’s Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments;
(d)    within forty-five (45) days after the beginning of the Borrower’s fiscal year, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and cash flow statement) of the Borrower for each month of the upcoming fiscal year (the “Projections”) in form reasonably satisfactory to the Administrative Agent;

(e)    concurrently with any delivery of financial statements under (a), (b) and (c) above, a compliance certificate of a Financial Officer certifying such statements in the form of Exhibit I hereto (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth in the form of Exhibit I hereto, computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Section 6.05 and the Financial Covenants (whether or not required to be tested);

(f)    concurrently with any delivery of financial statements under (a), (b) and (c) above, copies of all periodic and other reports, proxy statements and other materials filed by it with the SEC, or any governmental authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed to its shareholders, as the case may be;

(g)    commencing with the month ending December 31, 2023, as soon as available but in any event within twenty (20) days (or twenty-five (25) days, in respect of the months ending December 31, 2023, January 31, 2024 and February 29, 2024) of the end of each calendar month (or, ~~upon the request of the Administrative Agent, from and after the date on which Availability is less than 10% (but on and after the ABL Adjustment Date, 20%) of the Aggregate Commitment and until such subsequent date, if any, on which Availability is greater than 10% (but on and after the ABL Adjustment Date, 20%) of the Aggregate Commitment for a period of thirty (30) consecutive calendar days~~ during a Weekly Reporting Period, within three (3) Business Days after the end of each calendar week), and at such other times as may be necessary to re-determine Availability or as may be requested by the Administrative Agent, as of the period then ended, a Borrowing Base Certificate and supporting information in connection therewith (including, in respect of any Borrowing Base Certificate delivered for a week or a month which is also the end of any fiscal quarter of the Borrower, a calculation of Average Quarterly Availability for such quarter then ended and an indication of what the Applicable Rate is as a result of such Average Quarterly Availability), together with any additional reports with respect to the Borrowing Base as the Administrative Agent may reasonably request; and the PP&E Component of the Borrowing Base shall be updated (i) from time to time upon receipt of periodic valuation updates received from the Administrative Agent’s asset valuation experts, (ii) concurrently with the sale of any assets constituting part of the PP&E Component, and (iii) in the event such assets are idled for any reason other than routine maintenance or repairs for a period in excess of ten (10) consecutive days;

(h)    commencing with the month ending December 31, 2023, ~~concurrently with the material delivered pursuant to clause (g) above~~as soon as available but in any event within twenty (20) days of the end of each calendar month, and at such other times as may be requested by the Administrative Agent, as of the period then ended, all delivered electronically in text (.txt), excel (.xls) or comma-separated value (.csv) formatted files acceptable to the Administrative Agent (and not, for the avoidance of doubt, in an Adobe (.pdf) file);

(i)    a detailed aging of the Borrower’s Accounts, including all invoices aged by invoice date and due date (with an explanation of the terms offered), prepared in a manner reasonably acceptable to the Administrative Agent, together with a summary specifying the name, address, and balance due for each Account Debtor;

(ii)    a detailed transaction listing for Borrower’s Accounts, including all sales made on account, cash receipts from customers (identifying trade and non-trade cash receipts), and debit and credit memorandums issued, prepared in a manner reasonably acceptable to the Administrative Agent;

(iii)    a schedule detailing the Borrower’s Inventory, in form satisfactory to the Administrative Agent, (A) by location (showing Inventory in transit and any Inventory located with a third party under any consignment, bailee arrangement or warehouse agreement), by class (raw material, work-in-process and finished goods), by product type, and by volume on hand, which Inventory shall be valued at the lower of cost (determined on a first-in, first-out basis) or market and adjusted for Reserves as the Administrative Agent has previously indicated to the Borrower are deemed by the Administrative Agent to be appropriate, and (B) including a report of any variances or other results of Inventory counts performed by the Borrower since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by the Borrower and complaints and claims made against the Borrower);

(iv)    a schedule detailing the Borrower’s Equipment, in form satisfactory to the Administrative Agent, (A) by location (showing Equipment in transit and any Equipment located with a third party under any consignment, bailee arrangement or warehouse agreement), by product type, and by quantity on hand, and adjusted for Reserves as the Administrative Agent has previously indicated to the Borrower are deemed by the Administrative Agent to be appropriate, and (B) if applicable, a report of any variances or other results of Equipment counts performed by the Borrower since the last Equipment schedule (including information regarding sales or other reductions, asset dispositions, additions, returns, credits issued by the Borrower and complaints and claims made against the Borrower);

(v)    a worksheet of calculations prepared by the Borrower to determine Eligible Accounts, Eligible Inventory and Eligible Equipment, such worksheets detailing the

Accounts, Inventory and Equipment excluded from Eligible Accounts, Eligible Inventory and Eligible Equipment and the reason for such exclusion;

(vi)    copies of (A) the trial balance of the Borrower as of the period then ended and (B) the general ledger of the Borrower, including detailed listings of Borrower’s Accounts, Inventory, Equipment, accounts payable and the loan balance;

(vii)    a reconciliation of the loan balance per the Borrower’s general ledger to the loan balance under this Agreement; and

(viii)    an updated customer list for the Borrower and its Subsidiaries, which list shall state the customer’s name, mailing address and phone number, certified as true and correct by a Financial Officer of the Borrower;

(i)    commencing with the month ending December 31, 2023, ~~concurrently with the material delivered pursuant to clause (g) above~~as soon as available but in any event within twenty (20) days of the end of each calendar month and at such other times as may be requested by the Administrative Agent, as of the period then ended, a schedule and aging of the Borrower’s accounts payable, delivered electronically in a text (.txt), excel (.xls) or comma-separated value (.csv) formatted file acceptable to the Administrative Agent (and not, for the avoidance of doubt, in an Adobe (.pdf) file);

(j)    promptly upon the Administrative Agent’s request:

(i)    copies of invoices issued by the Borrower in connection with any Accounts, credit memos, shipping and delivery documents, and other information related thereto;

(ii)    copies of purchase orders, invoices, and shipping and delivery documents in connection with any Inventory or Equipment purchased by any Loan Party;

(iii)    a schedule detailing the balance of all intercompany accounts of the Loan Parties; and

(iv)    a reconciliation of the Borrower’s Accounts and Inventory between (A) the amounts shown in the Borrower’s general ledger and financial statements and the reports delivered pursuant to clauses (i)(i) and (i)(iii) above and (B) the amounts and dates shown in the reports delivered pursuant to clauses (i)(i) and (i)(iii) above and the Borrowing Base Certificate delivered pursuant to clause (g) above as of such date;

(k)    promptly, from time to time, (x) such other information regarding the operations, business affairs and financial condition of any Loan Party or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request and following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

Documents required to be delivered pursuant to clauses (a), (b), (c) and (f) of this Section 5.04 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System. Notwithstanding anything contained herein, to the extent required by the Administrative Agent, or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

(a)    payment of Indebtedness created under the Loan Documents;

(b)    payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness permitted under Section 6.03, other than payments in respect of the Subordinated Indebtedness prohibited by the subordination provisions thereof;

(c)    refinancings of Indebtedness to the extent permitted by Section 6.03;

(d)    prepayment of intercompany Indebtedness to the extent such Indebtedness is permitted by Section 6.03; provided that, with respect to prepayments of Indebtedness owed by a Loan Party to a Subsidiary that is not a Loan Party, (A) on or prior to the ABL Adjustment Date, no more than an aggregate amount of $5,000,000 may be prepaid pursuant to this clause (d) and (B) after the ABL Adjustment Date, no more than an aggregate amount of $10,000,000 may be prepaid pursuant to this clause (d); and

(e)    payment of secured Indebtedness and related third party and intercompany receivables that become due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness (including, without limitation, the property and assets being sold pursuant to the Terphane Sale and the Indebtedness that becomes due thereunder) to the extent such sale or transfer is permitted by the terms of Section 6.04.
SECTION 6.08 Financial Covenants.

(a)    Prior to the ABL Adjustment Date, allow, as of the end of each fiscal month set forth below, Consolidated EBITDA for the 12-month period then ended to be less than the following:

Fiscal Month Ending	Minimum EBITDA
November 2023	$22,060,000
December 2023	$21,070,000
January 2024	$21,110,000
February 2024	$18,750,000
March 2024	$16,640,000
April 2024	$19,780,000
May 2024	$19,660,000
June 2024	$19,450,000
July 2024	$21,860,000
August 2024	$22,830,000
September 2024	$25,370,000
October 2024	$26,070,000
November 2024	$27,640,000
December 2024	$29,640,000
January 2025	$29,740,000
February 2025	$29,850,000
March 2025	$29,980,000
April 2025	$30,340,000
May 2025	$30,700,000
June 2025	$31,030,000
July 2025	$31,370,000
August 2025	$31,710,000
September 2025	$32,080,000

(b)    Prior to the ABL Adjustment Date, allow Minimum Liquidity to be less than $10,000,000 at any time.

(c)    On and after the ABL Adjustment Date, upon the occurrence and during the continuance of a Trigger Event (FCCR), permit the Fixed Charge Coverage Ratio to be less than 1.00 to 1.00 as of the end of each calendar month (commencing with the calendar month most recently ended prior to the occurrence of such Trigger Event (FCCR) for which financial statements were required to be delivered).

SECTION 6.09 Fundamental Changes.

(a)    Engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date hereof and businesses reasonably related thereto.

(b)    Change its fiscal year from the basis in effect on the Amendment No. 3 Effective Date.
(c)    Consummate a Division as the Dividing Person, without the prior written consent of Administrative Agent. Without limiting the foregoing, if any Loan Party that is a limited liability company consummates a Division (with or without the prior consent of Administrative Agent as required above), each Division Successor shall be required to comply with the obligations set forth in Section 5.09 and the other further assurances obligations set forth in the Loan Documents and become a Loan Party under this Agreement and the other Loan Documents

SECTION 6.10 No Further Negative Pledges. Enter into, assume or become subject to any agreement of Indebtedness (but only Indebtedness of the type described in clauses (a) or (b) of the definition thereof) that prohibits or otherwise restricts the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except:
(a)    pursuant to this Agreement and the other Loan Documents; and

(b)    pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 6.03 (excluding subsection (a) thereof).

SECTION 6.11 Advances, Investments and Loans. Purchase, hold or acquire (including pursuant to any merger with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger), make or permit to exist any Investment except for Permitted Investments.

SECTION 6.12 Limitation on Restricted Actions. Directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Loan Party or any Subsidiary on its capital stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Loan Party or any Subsidiary, (c) make loans or advances to any Loan Party or any Subsidiary, (d) sell, lease or transfer any of its properties or assets to

LC Exposure when due in accordance with the terms hereof, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c)    default shall be made in the payment of any interest on any Loan or any fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five (5) Business Days;

(d)    default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), Section 5.05, Section 5.16 or in Article VI or in Section 7.1(b) of the Security Agreement;

(e)    default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.04(g), (h), (i) or (j) and such default shall continue unremedied for a period of five (5) Business Days (or, during a weekly reporting period, three (3) Business Days) after ~~written~~the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

(f)    default shall be made in the due observance or performance by any Loan Party or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in Section 7.01 (b), (c), (d) or (e) above) and such default shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Borrower;

(g)    any Loan Party or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (which shall be deemed to include for purposes of this clause (g) any net liabilities of such Person in respect of Swap Agreements, as determined under GAAP) in an aggregate principal amount in excess of $5,000,000, when and as the same shall become due and payable; or (ii) fail to observe or perform any other term, covenant, condition or agreement on its part to be performed under any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity; or (iii) breach or default any Swap Agreement or Banking Services Agreement between any Loan Party and any Lender or Affiliate of a Lender if the effect of such breach or default is to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Loan Party or any Significant Subsidiary, or of a substantial part of the property or assets of any Loan Party or any Significant Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any Significant Subsidiary or for a substantial part of the property or assets of any Loan Party or any Significant Subsidiary or (iii) the winding-up or liquidation of any Loan Party or any Significant Subsidiary; and such proceeding or petition shall continue undismissed or unstayed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)    any Loan Party or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.

(d)    Any party hereto may change its address, telecopy number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)    Except as provided in Section 2.20 with respect to an Incremental Term Loan Amendment or as provided in Section 2.14(b) and Section 2.14(c), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby (except that any amendment or modification of the financial covenants in this Agreement (or defined terms used in the financial covenants in this Agreement) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (ii)), (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.09(c) or 2.18(b) or (c) in a manner that would alter the ratable reduction of Commitments or the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change the payment waterfall provisions of Section 2.18(b) or 2.22(b) without the written consent of each Lender, (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (it being understood that, solely with the consent of the parties prescribed by Section 2.20 to be parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Commitments and the Loans are included on the Effective Date), (vii) (x) release the Borrower from its obligations under Article X or (y) release all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guaranty, in each case, without the written consent of each Lender, ~~or~~ (viii) except as provided in clause (d) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender or (ix) increase the advance rates set forth in the definition of Borrowing Base or add new categories of eligible assets, without the written consent of the Supermajority Revolving Lenders; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be (it being understood that any change to Section 2.22 shall require the consent of the Administrative Agent, the Issuing Banks and the Swingline Lender); provided further that no such agreement shall amend or modify the provisions of Section 2.06 without the prior written consent of the Administrative Agent and such Issuing Bank, respectively. Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification.

(c)    Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (x) to add one or more credit facilities (in addition to the Incremental Term Loans pursuant to an Incremental Term Loan Amendment) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans, Incremental Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.

(d)    The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon the termination of all the Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Swap Obligations not yet due and payable, Banking Services Obligations not yet due and payable, Unliquidated Obligations for which no claim has been made and other Obligations expressly stated to survive such payment and termination), and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to the Administrative Agent, (ii) (A) constituting property being sold or disposed of if the Borrower certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry) or (B) constituting Permitted Receivables Related Assets if the Borrower certifies to the Administrative Agent that the subject assets are Permitted Receivables Related Assets pursuant to the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property leased to the Borrower or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement, or (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII. The Lenders and the Administrative Agent hereby agree that any sale or other disposition (other than any lease or license) by any Loan Party (other than to any other Loan Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Collateral Document in any Collateral pursuant to this Section 9.02, the security interests in such Collateral created by the Collateral Documents shall be automatically released. Any such release shall not in any manner discharge, affect, or impair the Secured Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. In addition, each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties, irrevocably authorizes the Administrative Agent, at its option and in its discretion, (i) to subordinate any Lien on any assets granted to or held by the Administrative Agent under any Loan Document to the